APRIL 2000 CONSULTANT COMPENSATION AGREEMENT


          THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this
5th day of May, 2000, among Sanguine Corporation, a Nevada corporation ("Sanguine"); and Karl Smith, David E. Nelson, Leonard W. Burningham, Esq. and Anthony G. Hargreaves, who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A," "B," "C" and "D" hereof (collectively, the "Consultants").

          WHEREAS, the Board of Directors of Sanguine has adopted a written compensation agreement for compensation of three individual Consultants who are natural persons; and

          WHEREAS, Sanguine has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

          WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of Sanguine; and

          WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages (Exhibits A, B, C and D hereto) and/or in Schedule A-1, B-1, C-1 and D-1 which are respectively attached to these Exhibits; and

          WHEREAS, Sanguine and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Sanguine may issue "freely tradeable" shares of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Sanguine;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Compensation Plan

          1.1 Employment. Sanguine hereby employs the Consultants and the Consultants hereby accept such employment, and have and will perform the services requested by management of Sanguine to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the Consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold Sanguine harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to Sanguine.

          1.3 Term. All services performed at the request of Sanguine by the Consultants shall have been performed within 90 days from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein; provided, however, this Plan may be extended for an additional 90 day period by written agreement of Sanguine and any of the Consultants.

          1.4 Payment. Sanguine and the Consultants agree that Sanguine shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price of $0.25 per share, which was the market value of these securities on the date that Sanguine and the Consultants agreed to such compensation; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission, at the sole cost and expense of Sanguine.

          1.5 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide Sanguine with a written invoice detailing the services duly performed. Such invoice shall be paid by Sanguine in accordance with Section 1.4 above, subject to the satisfaction of the management of Sanguine that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of Sanguine at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the option price shall be $0.01 per share, which Sanguine agrees has been heretofore paid by the Consultants ($7,000 by Karl Smith, $2,500 by Leonard W. Burningham, Esq., $500 by David E. Nelson [paid by Mr. Smith], $500 paid by Mr. Nelson in other services and $3,000 paid by Anthony G. Hargreaves in services); the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of Sanguine that may be issued by Sanguine for services performed by the Consultants hereunder; and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Sanguine shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice for services actually performed by the respective Consultants, and duly verified to the satisfaction of Sanguine, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to Sanguine in writing prior to the issuance of such shares.

          1.9  Adjustments in the Number of Shares of Common Stock and
Price Per Share. Sanguine and the Consultants agree that the per share price of shares of common stock that may be issued by Sanguine to the Consultants for services performed under this Plan has been arbitrarily set by Sanguine; however, in the event Sanguine shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Sanguine prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

                            Section 2

            Representations and Warranties of Sanguine

          Sanguine represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. Sanguine is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of Sanguine has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which Sanguine may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Sanguine.

          2.3 Registration Statement on Form S-8. Sanguine shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Sanguine; and Sanguine will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. Sanguine shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. Sanguine shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. Sanguine is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Sanguine has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. Sanguine has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Sanguine hereunder have been duly authorized by all requisite corporate action on the part of Sanguine, and this Plan constitutes a valid and binding obligation of Sanguine and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Sanguine.

                            Section 3

        Representations and Warranties of the Consultants

          Each of the Consultants represents and warrants to, and covenants with, Sanguine as follows:

          3.1 Employment. Each of the Consultants hereby accepts employment by Sanguine for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Accredited Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Sanguine, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

          3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to Sanguine, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Sanguine is a suitable investment for the Consultants.

          3.4 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Sanguine shall be services related to any "capital raising" transaction; and neither consultant is a promoter of the stock of Sanguine nor a public relations person for Sanguine.

          3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                            Section 4

                            Indemnity

              Sanguine and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Sanguine to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                            Section 5

                           Termination

          Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of Sanguine and the respective Consultants in writing; (2) by either the Directors of Sanguine or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of Sanguine to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                            Section 6

                        General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Sanguine:          101 East Green Street, #11
                              Pasadena California 91105

          If to Consultants:  The addresses listed on the
                              Counterpart Signature Pages

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither Sanguine nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.


                         SANGUINE CORPORATION, a Nevada corporation

                         By /s/ Thomas C. Drees, Ph. D., President

                          EXHIBIT "A"


                CONSULTANT COMPENSATION AGREEMENT

                    COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement among Sanguine and the undersigned Consultant is executed as of the date set forth herein below.

                                   Consultant:

                                   Karl Smith
                                   455 East 500 South, #200
                                   Salt Lake City, Utah 84111


Date: 4/20/99                      /s/ Karl Smith


                                              Number of Shares and
                                          Maximum Value
                                             of Services
General Description of Services              to be Performed

Non-capital raising administrative services. 700,000 shares-$175,000

                          EXHIBIT "A-1"

April 20, 2000


Branden T. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       Sanguine Corporation, a Nevada corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated April 29, 2000, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company include the following:

          Structuring of Agreements for funding the completion of animal trials with Battelle Memorial Institute.

          Budgeting disbursement schedule in alignment with Battelle Memorial Institute requirements.

          Review and analysis of Sanguine Corporation financial statements.

          Analyzing and reorganizing Sanguine's managment to accomodate current needs as well as expansion for development of new products. This includes projecting additional funds that will be required and negotiations with possible strategic corporate partnerships.

          Development of contracts associated with new management.

          Revision of Business Plan including pro formas and marketing projections.

          The above description is not all inclusive, nor exhaustive, but serves more as an outline of compensation services I have performed for Sanguine Corporation.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          Thank you.

                              Very truly yours,

                              /s/ Karl Smith

                                   EXHIBIT "B"


                CONSULTANT COMPENSATION AGREEMENT

                    COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement among Sanguine and the undersigned Consultant is executed as of the date set forth herein below.

                                   Consultant:

                                   David E. Nelson
                                   455 East 500 South, #200
                                   Salt Lake City, Utah 84111


Date: 4/20/99                      /s/ David E. Nelson



                                           Number of Shares
                                         Maximum Value
                                           of Services
General Description of Services               to be Performed

Non-capital raising administrative services. 100,000 shares-$25,000

                          EXHIBIT "B-1"

April 20, 2000


Branden T. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       Sanguine Corporation, a Nevada corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated April 19, 2000, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company including services rendered as the Company's Chief Financial Officer, including preparation of preliminary financial statements to be audited by the Company's independent certified public accountants and review of these financial statements and the 10-KSB Annual Report of the Company for the year ended December 31, 1999, and other services in this capacity.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          Thank you.

                              Very truly yours,

                              /s/ David E. Nelson

                          EXHIBIT "C"


                CONSULTANT COMPENSATION AGREEMENT

                    COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement among Sanguine and the undersigned Consultant is executed as of the date set forth herein below.

                                   Consultant:


                                   Leonard W. Burningham, Esq.
                                   455 East 500 South, #205
                                   Salt Lake City, Utah 84111


Date: 4/20/00                      /s/ Leonard W. Burningham, Esq.


                                              Number of Shares and
                                          Maximum Value
                                             of Services
General Description of Services                to be Performed

Non-capital raising legal services.               250,000 shares-$62,500

                          EXHIBIT "C-1"

April 20, 2000


Branden T. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       Sanguine Corporation, a Nevada corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated April 19, 2000, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company include the preparation and filing of the 10-KSB Annual Report of the Company for the year ended December 31, 1999; reviewing the S-8 Registration Statement prepared by Branden T. Burningham, Esq., my son, and to whom a portion of my shares will be issued; and various other legal services of a general nature, including, but not limited to, various conversations with members of the Board of Directors, accountants and others respecting the preparation and filing of the aforesaid annual report and other matters.

          A portion of these shares will also be issued to employees and associates who have assisted me personally in the preparation and review of the relevant documents or related "due diligence," as outlined in Section 1.1
of the written compensation agreement.   Accordingly, the shares to be issued
to me should be issued as follows, to-wit:


Name and Address              Relationship          No. of Shares

Leonard W. Burningham, Esq.   N/A                          82,000
455 East 500 South, #205
Salt Lake City, Utah 84111

Branden T. Burningham, Esq.   Lawyer                       50,000
455 East 500 South, #205
Salt Lake City, Utah 84111

Brad C. Burningham       "Due Diligence"                   50,000
455 East 500 South, #205 Consultant
Salt Lake City, Utah 84111

Stacy Burningham              "Due Diligence"                   50,000
1221 East Gilmer Dr.          Consultant
Salt Lake City, Utah 84105

Sheryl Ross                   Office Manager               10,000
3785 South 300 East
Salt Lake City, Utah 84115

Shelley Goff             Secretary                       8,000
6752 South 2240 East
Salt Lake City, Utah 84121
                                   Total:              250,000

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          Thank you.

                              Very truly yours,

                              /s/ Leonard W. Burningham, Esq.

LWB/sr

                           EXHIBIT "D"


                CONSULTANT COMPENSATION AGREEMENT

                    COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement among Sanguine and the undersigned Consultant is executed as of the date set forth herein below.

                                   Consultant:


                                   Anthony G. Hargreaves
                                   101 East Green Street, #11
                                   Pasadena, California 91105




Date: 5/5/00                       /s/ Anthony G. Hargreaves


                                                Number of Shares
                                           Maximum Value
                                            of Services
General Description of Services                to be Performed

Non-capital raising administrative services. 300,000 shares-$75,000

April 20, 2000


Branden T. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       Sanguine Corporation, a Nevada corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated April 19, 2000, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company including services rendered as the Company's Vice President, Secretary/Treasurer and a Director, include non-capital raising business strategies, corporate policies and administrative services.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          Thank you.

                              Very truly yours,

                              /s/ Anthony G. Hargreaves